UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 8, 2011

GCI, Inc.

(Exact name of registrant as specified in its charter)

State of Alaska	000-05890	91-1820757
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2550 Denali Street, Suite 1000, Anchorage, Alaska	99503
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (907) 868-5600

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02                     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

James M. Schneider resigned from his position on the Audit Committee of the Board of Directors of GCI, Inc.’s parent company, General Communication, Inc., effective as of August 8, 2011.  Mr. Schneider resigned as a result of the Securities and Exchange Commission’s interpretation of Mr. Schneider’s obligations under the settlement of the civil action filed by the Securities and Exchange Commission against Mr. Schneider and the other current and former officers of Dell Inc.  Mr. Schneider did not resign from the Audit Committee as a result of any disagreement with the Audit Committee on any matter relating to General Communication, Inc.’s operations, policies or practices.  Mr. Schneider will remain a member of the Board of Directors of General Communication, Inc. following his resignation from the Audit Committee.  A copy of his resignation letter, dated August 8, 2011, is included with this 8-K as Exhibit 99.1.

On August 8, 2011, the Board of Directors of General Communication, Inc. appointed Scott M. Fisher, a current independent director of General Communication, Inc., to serve on the Audit Committee effective upon the Board of Director’s acceptance of the resignation of Mr. Schneider.  The Board of Directors has determined that Mr. Fisher meets the requirements to serve on the Audit Committee, as set forth in NASDAQ Listing Rule 5605(c)(2)(A).  At the meeting the Board of Directors also appointed Stephen R. Mooney, a current member of the Audit Committee, as chair of the Audit Committee.

Mr. Fisher was appointed to the Board of Directors in December 2005.  He has, since 1998, been a partner of Fisher Capital Partners, Ltd., a private equity and real estate investment company located in Denver, Colorado.  Prior to that from June 1990 to April 1998, he was Vice President at The Bank of New York and BNY Capital Resources Corporation, an affiliate of The Bank of New York, where he worked in the corporate lending and commercial leasing departments. His present term as director expires in 2013.

Section 8 — Other Events

Item 8.01                     Other Events

On August 8, 2011, GCI, Inc. issued a press release announcing that it has extended its offer to the holders of the $325.0 million aggregate principal amount of its 6 3/4% Senior Notes Due 2021, issued May 20, 2011, to exchange such notes for a like principal amount of notes having identical terms other than that such new notes have been registered under the Securities Act of 1933, as amended.  The exchange offer, which had been scheduled to expire on August 4, 2011 at 12:00 midnight, New York City time, will now expire at 12:00 midnight, New York City time, on August 12, 2011, unless further extended by GCI, Inc.  The press release is attached as Exhibit 99.2 hereto and is incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01                     Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

99.1	Resignation Letter from James M. Schneider, dated as of August 8, 2011

99.2	News Release issued by GCI, Inc. on August 8, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GCI, INC.
(Registrant)

Date: August 8, 2011

	By:	/s/ John M. Lowber
	Name:	John M. Lowber
	Title:	Secretary, Treasurer and Director
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Resignation Letter from James M. Schneider, dated as of August 8, 2011

99.2	News Release issued by GCI, Inc. on August 8, 2011